EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:
Katie Strohacker, Director of Investor Relations
(617) 796-8251
www.ta-petro.com

TravelCenters of America LLC Announces First Quarter 2014 Results

Net Income Increases $12.3 million Year over Year

Westlake, OH (August 21, 2014):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the three months ended March 31, 2014.

At March 31, 2014, TA’s business included 248 travel centers in 43 U.S. states and in Canada, 173 of which were operated under the “TravelCenters of America” or “TA” brand names and 75 of which were operated under the “Petro” brand name.  At March 31, 2014, TA also operated 34 convenience stores with retail gas stations, primarily under the “Minit Mart” brand name. TA’s results were:

	Three Months Ended March 31,
	2014	2013
	(in thousands, except per share amounts)

Revenues	$1,967,309	$1,957,351
Net income (loss)	$197	$(12,139)

Net income (loss) per share:
Basic and diluted	$0.01	$(0.41)

Supplemental Data:
Total fuel sales volume (gallons)	494,847	495,713
Total fuel revenues	$1,589,646	$1,625,107
Fuel gross margin	$92,317	$76,928

Total nonfuel sales	$374,666	$329,194
Nonfuel gross margin	$206,250	$183,829
Nonfuel gross margin percentage	55.0%	55.8%

EBITDAR(1)	$74,763	$56,968

(1)           A reconciliation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s EBITDAR for the first quarter of 2014 increased by approximately $17.8 million, or 31.2%, to $74.8 million, versus EBITDAR for the 2013 first quarter of $57.0 million.  Net income for the first quarter of 2014 was $0.2 million ($0.01 per share), reflecting a $12.3 million improvement over the net loss for the 2013 first quarter of $12.1 million ($0.41 per share).  The increases in EBITDAR and net income are primarily attributable to an increase in fuel gross margin per gallon, which averaged $0.187 during the 2014 first quarter versus

$0.155 during the 2013 first quarter, and the continued improvements in the results of sites TA acquired in 2011 through 2013.  The fuel margin per gallon in the first quarter of 2014 was affected by the pricing under TA’s fuel supply contracts, which favorably impacted TA fuel purchase costs during periods of certain fuel market supply disruptions during the first quarter of 2014 that abated prior to the start of the second quarter of 2014.  In calculating net income, the positive factors creating increased EBITDAR were partially offset by an increase in depreciation and amortization expense attributable to acquisitions and other capital investments TA has made during 2013 and 2014;  since the beginning of 2011 through March 31, 2014, TA has invested $300.5 million to acquire and improve 31 travel centers and 31 gas/convenience stores.

The improvements to recently purchased travel centers are often substantial and require a long period of time to plan, design, permit and complete, and once completed then require a period of time to produce stabilized financial results.  TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition, but actual results can vary widely from this estimate due to many factors, some of which are outside TA’s control.  The 31 travel centers and 31 gas/convenience stores generated gross revenues in excess of cost of goods sold and site level operating expenses as follows:

	Number of		Three Months Ended March 31,
(amounts in thousands, except numbers of properties)	Properties Acquired		2014	2013
Properties acquired in 2011	6		$3,858	$1,611
Properties acquired in 2012	14		4,089	2,103
Properties acquired in 2013	41	(1)	2,232	61
Properties acquired in 2014	1		(184)	—
Total	62		$9,995	$3,775

	Number of		Twelve Months Ended March 31,
(amounts in thousands, except numbers of properties)	Properties Acquired		2014	2013
Properties acquired in 2011	6		$11,684	$5,917
Properties acquired in 2012	14		16,086	2,897
Properties acquired in 2013	41	(1)	5,113	388
Properties acquired in 2014	1		(199)	—
Total	62		$32,684	$9,202

(1)             Includes 31 convenience stores acquired in December 2013; all other acquisitions are travel centers.

The amounts presented in the above tables are the amounts recognized during the periods presented (from the beginning of the period shown, or if later, the date TA began to operate such property for its own account).

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2014 first quarter results and acquisition activity:

“I am very pleased to report TA’s positive net income for the first quarter of 2014.  Despite difficult weather conditions and a contraction in U.S. retail inventories generally that I believe impacted our diesel fuel volume, together TA’s employees across the country delivered a strong performance to continue the ramp up of positive results at recently acquired sites, to integrate our operation of 31 gasoline/convenience stores acquired in late December 2013, to continue the growth of newer product and service initiatives, including Reserve-It! parking, RoadSquadConnect and RoadSquadOnSite, and to grow gross margins faster than expenses on a same-site basis.  Each of these factors contributes to my continued positive business outlook for TA.”

Investment Activity

During the three months ended March 31, 2014, TA purchased a travel center for $3.2 million and made capital investments of $17.0 million, including $5.2 million to improve locations TA purchased during 2011 through 2014.  During July 2014, TA completed an acquisition of a travel center for approximately $14.0 million plus saleable inventory at cost.  TA has entered agreements to acquire three additional travel centers for a total of $13.4 million plus saleable inventory at cost and expects to complete these acquisitions during 2014, but these purchases are subject to conditions and may not occur, may be delayed or the terms may change.  TA currently intends to continue its efforts to selectively acquire additional properties.

The table below shows the number of properties acquired by year and the amounts TA has invested through March 31, 2014, and currently plans to invest in the near term in these properties.

	Site Count	Acquisition Cost	Renovation Cost Incurred Through March 31, 2014	Estimated Renovation Cost to be Spent
Properties acquired in 2011	6	$36,333	$47,737	$—
Properties acquired in 2012	14	46,910	33,630	—
Properties acquired in 2013(1)	41	111,602	20,446	32,095
Properties acquired in 2014 first quarter	1	2,999	816	4,902
Total	62	$197,844	$102,629	$36,997

(1) Includes 31 convenience stores acquired in December 2013.

Capital Activity

During the first three months of 2014, TA sold to Hospitality Properties Trust, or HPT, $6.1 million of improvements to sites leased from HPT and, as a result of these sales annual rent increased by $0.5 million pursuant to the terms of the lease agreements.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented and operating data for those sites that TA acquired since the beginning of 2011.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

On Friday, August 22, 2014, at 9:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2014.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 334914.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.ta-petro.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.  The transcription, recording and retransmission in any way of TA’s first quarter conference call is strictly prohibited without the prior written consent of TA.  The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 43 U.S. states and in Canada.  TA also operates convenience stores with gasoline stations under the “Minit Mart” brand name, primarily in Kentucky.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE OPERATIONS AT MANY OF TA’S SITES ACQUIRED IN 2011 THROUGH 2014 HAVE NOT YET REACHED THE STABILIZED FINANCIAL RESULTS TA CURRENTLY EXPECTS AND THAT TA ESTIMATES THAT ACQUIRED SITES GENERALLY WILL REACH STABILIZATION IN APPROXIMATELY THE THIRD YEAR AFTER ACQUISITION AND THAT THE IMPROVEMENTS IN TA SAME SITE OPERATING RESULTS FOR THE FIRST QUARTER OF 2014 AS COMPARED TO THE SAME PERIOD IN 2013 ARE SOMEWHAT ATTRIBUTABLE TO THE IMPROVED RESULTS AT THESE RECENTLY ACQUIRED SITES.  THE IMPLICATIONS OF THESE STATEMENTS ARE THAT OPERATIONS AT THESE ACQUIRED SITES WILL IMPROVE TO A LEVEL THAT WILL RESULT IN INCREASES IN TA’S EBITDAR AND NET INCOME IN THE FUTURE.  MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS WHICH CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS.  IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE LESS PROFITABLY OR UNPROFITABLY IN FUTURE PERIODS IN ADDITION TO THESE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS;

•                  THIS PRESS RELEASE STATES THAT TA CURRENTLY INTENDS TO CONTINUE ITS EFFORTS TO SELECTIVELY ACQUIRE ADDITIONAL PROPERTIES.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO IDENTIFY AND COMPLETE ADDITIONAL ACQUISITIONS.  HOWEVER, TA MAY NOT SUCCEED IN IDENTIFYING AND/OR ACQUIRING OTHER PROPERTIES;

•                  THIS PRESS RELEASE REFERENCES ACQUISITIONS THAT HAVE BEEN AGREED UPON BUT THAT HAVE NOT BEEN COMPLETED AS OF THE DATE OF THIS PRESS RELEASE.  IMPLICATIONS OF THESE STATEMENTS MAY BE THAT THESE ACQUISITIONS WILL BE COMPLETED AND THAT THEY MAY IMPROVE TA’S FUTURE PROFITS.  HOWEVER, THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE.   MOREOVER, MANAGING AND INTEGRATING OPERATIONS OF ACQUIRED TRAVEL CENTERS AND CONVENIENCE STORES CAN BE DIFFICULT TO CONDUCT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND INVOLVE RISKS OF FINANCIAL LOSSES.  TA MAY NOT OPERATE ITS ACQUIRED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS; AND

•                  THIS PRESS RELEASE STATES THAT DURING THE FIRST THREE MONTHS OF 2014 TA MADE CAPITAL INVESTMENTS OF $17.0 MILLION FOR IMPROVEMENTS TO EXISTING AND ACQUIRED LOCATIONS, AND SOLD TO HPT $6.1 MILLION OF IMPROVEMENTS TO LOCATIONS LEASED FROM HPT.  TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS TO LEASED LOCATIONS FROM TA.  THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY TO FUND FUTURE CAPITAL INVESTMENTS.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE TREND TOWARDS IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION PRACTICES EMPLOYED BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR DIESEL FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS;

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER AND CONVENIENCE STORE INDUSTRIES;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  ACQUISITIONS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS. SOME OF THESE FACTORS MAY OCCUR OR CONTINUE EVEN IF FUEL PRICES DO NOT INCREASE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  MOST OF TA’S TRUCKING COMPANY CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, MOST OF WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  TA’S FAILURE TO TIMELY FILE ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, AND ITS QUARTERLY REPORT OF FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 2014, AND ITS CONSEQUENT INABILITY TO USE ITS SHELF REGISTRATION STATEMENT ON FORM S-3 UNTIL IT IS CURRENT AND HAS BEEN CURRENT IN ITS FILINGS UNDER THE EXCHANGE ACT FOR A PERIOD OF NOT LESS THAN TWELVE FULL CONSECUTIVE CALENDAR MONTHS MAY NEGATIVELY IMPACT TA’S ABILITY TO ISSUE NEW DEBT AND EQUITY SECURITIES AS NECESSARY TO FUND CAPITAL INVESTMENTS OR IMPLEMENT ITS BUSINESS STRATEGIES;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S FINANCIAL RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH HPT, RMR, AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE; CONSEQUENTLY, TA MAY BE UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET FUTURE TAXABLE INCOME TA MAY GENERATE AND MAY OTHERWISE SUFFER LIMITATION OF TAX BENEFITS.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, TA’S ABILITY TO USE ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD BE LIMITED OR ELIMINATED; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS AND BUSINESS LICENSES, INCLUDING LICENSES TO OPERATE GAMING ACTIVITIES, INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKEOVER PREMIUM FOR THEIR SHARES.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED MARCH 31, 2014, WHICH HAS BEEN OR WILL BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD

LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF THOSE REPORTS ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues:
Fuel	$1,589,646	$1,625,107
Nonfuel	374,666	329,194
Rent and royalties	2,997	3,050
Total revenues	1,967,309	1,957,351

Cost of goods sold (excluding depreciation):
Fuel	1,497,329	1,548,179
Nonfuel	168,416	145,365
Total cost of goods sold (excluding depreciation)	1,665,745	1,693,544

Operating expenses:
Site level operating	199,649	183,933
Selling, general & administrative	26,796	23,227
Real estate rent	54,126	51,884
Depreciation and amortization	16,128	13,223
Total operating expenses	296,699	272,267

Income (loss) from operations	4,865	(8,460)

Acquisition costs	(610)	(115)
Interest income	39	235
Interest expense	(4,075)	(4,065)
Income (loss) before income taxes	219	(12,405)
Provision for income taxes	276	170
Income from equity investees	254	436
Net income (loss)	$197	$(12,139)

Net income (loss) per share:
Basic and diluted	$0.01	$(0.41)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$82,348	$85,657
Accounts receivable, net	157,207	105,932
Inventories	192,377	199,201
Other current assets	79,542	79,604
Total current assets	511,474	470,394

Property and equipment, net	706,600	704,866
Goodwill and intangible assets, net	48,475	48,772
Other noncurrent assets	33,283	33,250
Total assets	$1,299,832	$1,257,282

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$192,675	$149,645
Current HPT Leases Liabilities	30,761	29,935
Other current liabilities	123,554	124,033
Total current liabilities	346,990	303,613

Noncurrent HPT Leases liabilities	341,120	343,926
Senior Notes due 2028	110,000	110,000
Other noncurrent liabilities	47,074	45,866
Total liabilities	845,184	803,405

Shareholders’ equity	454,648	453,877
Total liabilities and shareholders’ equity	$1,299,832	$1,257,282

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended March 31,
	2014	2013
Calculation of EBITDAR:(1)
Net income (loss)	$197	$(12,139)
Add: income taxes	276	170
Add: depreciation and amortization	16,128	13,223
Deduct: interest income	(39)	(235)
Add: interest expense(2)	4,075	4,065
Add: real estate rent expense(3)	54,126	51,884
EBITDAR	$74,763	$56,968

(1)   TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help investors to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)   Interest expense included the following:

	Three Months Ended March 31,
	2014	2013
Interest related to our Senior Notes and Credit Facility	$2,680	$2,373
HPT rent classified as interest	1,470	1,741
Amortization of deferred financing costs	169	154
Capitalized interest	(260)	(325)
Other	16	122
Total interest expense	$4,075	$4,065

(3)   Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $57,753 and $55,457 during the three month periods ended March 31, 2014 and 2013, respectively, while the total rent amounts expensed during the quarters ended March 31, 2014 and 2013, were $54,126 and $51,884, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale-leaseback financing obligation liability.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that TA leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended March 31,
	2014	2013

Cash rent payments to HPT	$55,146	$52,850
Rent paid to others (A)	2,607	2,607
Total cash payments under real property leases	57,753	55,457
Change in accrued estimated percentage rent	618	666
Adjustments to recognize expense on a straight line basis – HPT	(341)	(241)
Less sale-leaseback financing obligation amortization	(589)	(509)
Less portion of rent payments recognized as interest expense	(1,470)	(1,741)
Less deferred tenant improvements allowance amortization	(1,692)	(1,692)
Amortization of deferred gain on sale-leaseback transactions	(96)	(77)
Adjustments to recognize expense on a straight line basis for other leases	(57)	21
Total real estate rent expense	$54,126	$51,884

(A)              Includes rent paid directly to HPT’s landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for the periods noted for all of the locations in operation on March 31, 2014, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of four locations TA operates that are owned by a joint venture.  This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended March 31,
	2014	2013	Change Fav/(Unfav)
Number of company operated locations	205	205

Total fuel sales volume (gallons)	461,164	484,745	(4.9)%
Total fuel revenues	$1,485,627	$1,589,938	(6.6)%
Total fuel gross margin	$86,925	$76,743	13.3%

Total nonfuel revenues	$346,519	$327,569	5.8%
Nonfuel gross margin	$195,284	$182,934	6.8%
Nonfuel gross margin percentage	56.4%	55.8%	60	b.p.

Total gross margin	$282,209	$259,677	8.7%
Site level operating expenses	$187,930	$182,637	(2.9)%
Site level operating expenses as a percentage of nonfuel revenues	54.2%	55.8%	160	b.p.
Site level gross margin in excess of site level operating expense	$94,279	$77,040	22.4%

(1)            Excludes four locations TA operates that are owned by a joint venture and locations operated by TA’s franchisees.

SUPPLEMENTAL RECENTLY ACQUIRED SITE DATA

The following table presents operating data for the periods noted for all of the properties that TA began to operate for its own account since the beginning of 2011, whether by way of acquisition from franchisees or others or takeover of operations upon termination of a franchisee sublease, from the beginning of the period shown (or the date TA began to operate such property for its own account, if later).

TRAVELCENTERS OF AMERICA LLC

RECENTLY ACQUIRED SITE OPERATING DATA

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended March 31,
	2014	2013	Change Fav/(Unfav)
Number of company operated locations	62	22	40

Total fuel sales volume (gallons)	64,210	36,578	75.5%

Total fuel revenues	$203,461	$120,077	69.4%
Total fuel gross margin	$11,349	$5,684	99.7%

Total nonfuel revenues	$54,788	$23,210	136.1%
Total nonfuel gross margin	$25,623	$12,817	99.9%
Nonfuel gross margin percentage	46.8%	55.2%	(840	)b.p.

Total gross margin	$36,972	$18,501	99.8%
Site level operating expenses	$26,977	$14,726	(83.2)%
Site level operating expenses as a percentage of nonfuel revenues	49.2%	63.4%	1,420	b.p.
Site level gross margin in excess of site level operating expense	$9,995	$3,775	164.8%

(End)